Exhibit 99.1

Agios Appoints Steve Hoerter as Chief Commercial Officer

CAMBRIDGE, Mass., February 8, 2016 — Agios Pharmaceuticals, Inc. (Nasdaq:AGIO), a leader in the fields of cancer metabolism and rare genetic metabolic disorders, today announced the appointment of Steve Hoerter to the newly created position of chief commercial officer, effective February 16, 2016. Mr. Hoerter has more than 20 years of global pharmaceutical and biotechnology experience, most recently having served as executive vice president and chief commercial officer at Clovis Oncology, Inc. as well as previous senior commercial roles at Genentech and Roche.

“We are excited to welcome Steve to Agios as we look forward to key milestones in our oncology and rare genetic disease programs this year and continue building our team for the future,” said David Schenkein, M.D., chief executive officer of Agios. “Steve’s leadership and broad experience launching new medicines will be essential as we build the late-stage development and commercial capabilities needed to become a sustainable, multi-product biopharmaceutical company.”

“The people at Agios share a commitment to pushing scientific boundaries and developing breakthrough medicines,” said Mr. Hoerter. “I look forward to joining the team to build a commercial organization focused on bringing important new therapies to patients with cancer and rare genetic disorders.”

As executive vice president and chief commercial officer at Clovis Oncology, Mr. Hoerter built and led the global commercial organization that developed go-to-market strategies for two oncology therapies. Before joining Clovis in 2011, he was general manager and management center head at Roche for the Sub-Saharan Africa and Indian Ocean Region. From 2005 to 2010, Mr. Hoerter held a variety of positions at Genentech, Inc., including serving on the senior leadership team for Genentech’s BioOncology business as senior director, Pipeline Development and Commercial Operations. Prior to that, Mr. Hoerter held commercial roles at Chiron Corporation and Eli Lilly and Company in the U.S., Europe and Africa. Mr. Hoerter received his B.A. from Bucknell University, MBA from Tilburg University and M.S. in management from Purdue University.

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat cancer and rare genetic metabolic disorders through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across both therapeutic areas, Agios has multiple first-in-class investigational medicines in clinical and/or preclinical development. All Agios programs focus on genetically identified patient populations, leveraging our knowledge of metabolism, biology and genomics. For more information, please visit the company’s website at www.agios.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the expected benefits of Mr. Hoerter’s employment and Agios’ strategic plans and focus. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “hope,” “could,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. For example, there can be no guarantee that any product candidate Agios is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of Agios’ product candidates will successfully continue. There can be no guarantee that any positive developments in Agios’ business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including: Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to maintain key collaborations, such as its agreement with Celgene; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and other filings that Agios may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Contact:

Renee Leck, Senior Manager, Investor Relations and Public Relations

Renee.Leck@agios.com

617-649-8299